UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

November 2, 2011

Date of Report (Date of earliest event reported)

AMERISERV FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

Main and Franklin Streets, Johnstown, Pennsylvania		15901
(Address of principal executive offices)		(Zip Code)

(814) 533-5300 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01

Entry into a Material Definitive Agreement.

On November 2, 2011, AmeriServ Financial, Inc. (the “Company”) entered into a letter agreement (the “Warrant Repurchase Agreement”) between the Company and the United States Department of the Treasury (“Treasury”).  Pursuant to the Warrant Repurchase Agreement, the Company repurchased from Treasury a warrant to purchase 1,312,500 shares of the Company's common stock at an exercise price of $2.40 per share (the “Warrant”), issued to Treasury on December 19, 2008, in connection with the Company's participation in the TARP Capital Purchase Program.  The Company paid an aggregate purchase price of $825,000 for the repurchase of the Warrant, which has been canceled.  The repurchase price was based on the fair market value of the Warrant as agreed upon by the Company and Treasury.  With the repurchase of the Warrant, the Company concluded its participation in the TARP Capital Purchase Program.  The above discussion is a summary only, and is qualified in all respects by the specific terms of the Warrant Repurchase Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits:

10.1

Letter Agreement, dated November 2, 2011, between AmeriServ Financial, Inc. and the United States Department of the Treasury, with respect to the repurchase of the Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, INC.

Dated: November 2, 2011	By:	/s/ Jeffrey A. Stopko
Jeffrey A. Stopko
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement, dated November 2, 2011, between AmeriServ Financial, Inc. and the United States Department of the Treasury, with respect to the repurchase of the Warrant.